Exhibit 99.1

Verisign Reports Second Quarter 2014 Results

RESTON, VA - July 24, 2014 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and Internet security, today reported financial results for the second quarter of 2014.

Second Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $250 million for the second quarter of 2014, up 4.6 percent from the same quarter in 2013. Verisign reported net income of $100 million and diluted earnings per share (EPS) of $0.71 for the second quarter of 2014, compared to net income of $87 million and diluted EPS of $0.55 in the same quarter in 2013. The operating margin was 57.2 percent for the second quarter of 2014 compared to 55.2 percent for the same quarter in 2013.

Second Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $96 million and diluted EPS of $0.68 for the second quarter of 2014, compared to net income of $92 million and diluted EPS of $0.58 for the same quarter in 2013. The non-GAAP operating margin was 60.9 percent for the second quarter of 2014 compared to 58.9 percent for the same quarter in 2013. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“Our results are in keeping with our goal of creating long-term shareholder value by providing secure and stable critical Internet infrastructure services and efficiently managing the business. Additionally, in keeping with our commitment to return value to our shareholders, we repurchased $300 million of Verisign shares during the quarter,” commented Jim Bidzos, executive chairman, president and chief executive officer.

Financial Highlights

•	Verisign ended the second quarter with cash, cash equivalents and marketable securities of $1.5 billion, a decrease of $178 million as compared with year-end 2013.

•	Cash flow from operations was $121 million for the second quarter compared with $147 million for the same quarter in 2013.

•	Deferred revenues on June 30, 2014, totaled $890 million, an increase of $35 million from year-end 2013.

•	Capital expenditures were $7 million in the second quarter of 2014.

•	During the second quarter, Verisign repurchased 6.0 million shares of its common stock for $300 million.

•
On July 23, 2014, the Board of Directors approved an additional authorization for share repurchases of approximately $491 million of common stock, which brings the total amount to $1 billion authorized and available under Verisign’s share buyback program, which has no expiration.

•	During the second quarter Verisign repatriated $741 million of cash held by foreign subsidiaries, net of foreign withholding taxes.

•
For purposes of calculating diluted EPS, the second quarter diluted share count included 11.3 million shares related to subordinated convertible debentures, compared with 9.4 million shares in the same quarter in 2013. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign Registry Services added 0.42 million net new names during the second quarter, ending with 128.9 million active domain names in the zone for .com and .net, which represents a 3.7 percent increase over the zone at the end of the second quarter in 2013.

•	In the second quarter, Verisign processed 8.5 million new domain name registrations for .com and .net as compared to 8.7 million for the same period in 2013.

•
The final .com and .net renewal rate for the first quarter of 2014 was 72.6 percent compared with 73.2 percent for the same quarter in 2013. Renewal rates are not fully measurable until 45 days after the end of the quarter.

•
Verisign announced an increase in the annual fee for a .net domain name registration from $6.18 to $6.79, effective February 1, 2015, per its agreement with the Internet Corporation for Assigned Names and Numbers (ICANN).

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for a 28 percent tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2014 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-0830 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at http://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at http://investor.verisign.com.

About Verisign
As a global leader in domain names and Internet security, Verisign powers the invisible navigation that takes people to where they want to go on the Internet. For more than 15 years, Verisign has operated the infrastructure for a portfolio of top-level domains that today includes .com, .net, .tv, .edu, .gov, .jobs, .name and .cc, as well as two of the world’s 13 Internet root servers. Verisign’s product suite also includes Distributed Denial of Service (DDoS) Protection Services, iDefense Security Intelligence Services and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, changes in marketing and advertising practices, including those of third-party registrars, increasing competition, and pricing pressure from competing services offered at prices below our prices; changes in search engine algorithms and advertising payment practices; the uncertainty of whether we will successfully develop and market new products and services, the uncertainty of whether our new products and services, if any, will achieve market acceptance or result in any revenues; challenging global economic conditions; challenges of ongoing changes to Internet governance and administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the uncertainty regarding what the ultimate outcome or amount of benefit we receive, if any, from the worthless stock deduction will be; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of ICANN’s Registry Agreement for new gTLDs, and whether our gTLD applications or the applicants’ gTLD applications for which we have contracted to provide back-end registry services will be successful; and the uncertainty regarding the impact, if any, of the delegation into the root zone of up to 1,400 new TLDs. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2014 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$237,361	$339,223
Marketable securities	1,308,110	1,384,062
Accounts receivable, net	13,810	13,631
Income taxes receivable and other current assets	37,762	66,283
Total current assets	1,597,043	1,803,199
Property and equipment, net	323,782	339,653
Goodwill	52,527	52,527
Long-term deferred tax assets	322,596	437,643
Other long-term assets	26,686	27,745
Total long-term assets	725,591	857,568
Total assets	$2,322,634	$2,660,767
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$129,516	$149,276
Deferred revenues	623,860	595,221
Subordinated convertible debentures, including contingent interest derivative	618,136	624,056
Deferred tax liabilities	471,558	660,633
Total current liabilities	1,843,070	2,029,186
Long-term deferred revenues	266,591	260,615
Senior notes	750,000	750,000
Other long-term tax liabilities	95,825	44,524
Total long-term liabilities	1,112,416	1,055,139
Total liabilities	2,955,486	3,084,325
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 321,373 at June 30, 2014 and 320,358 at December 31, 2013; Outstanding shares: 125,993 at June 30, 2014 and 133,724 at December 31, 2013	321	320
Additional paid-in capital	18,531,430	18,935,302
Accumulated deficit	(19,161,496)	(19,356,095)
Accumulated other comprehensive loss	(3,107)	(3,085)
Total stockholders’ deficit	(632,852)	(423,558)
Total liabilities and stockholders’ deficit	$2,322,634	$2,660,767

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$250,382	$239,332	$499,178	$475,779
Costs and expenses:
Cost of revenues	45,989	46,630	94,015	93,884
Sales and marketing	23,651	23,269	43,940	41,373
Research and development	15,694	16,899	34,133	35,075
General and administrative	21,927	20,453	44,384	40,102
Total costs and expenses	107,261	107,251	216,472	210,434
Operating income	143,121	132,081	282,706	265,345
Interest expense	(21,490)	(19,809)	(42,875)	(32,405)
Non-operating income, net	4,994	6,161	11,510	384
Income before income taxes	126,625	118,433	251,341	233,324
Income tax expense	(26,449)	(31,543)	(56,742)	(61,921)
Net income	100,176	86,890	194,599	171,403
Unrealized loss on investments, net of tax	(33)	(159)	(25)	(426)
Realized (gain) loss on investments, net of tax, included in net income	(2)	(2,459)	3	(2,479)
Other comprehensive loss	(35)	(2,618)	(22)	(2,905)
Comprehensive income	$100,141	$84,272	$194,577	$168,498

Income per share:
Basic	$0.77	$0.58	$1.48	$1.14
Diluted	$0.71	$0.55	$1.34	$1.07
Shares used to compute net income per share
Basic	129,350	148,576	131,372	150,549
Diluted	141,142	158,641	144,861	159,982

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$194,599	$171,403
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	32,115	30,526
Stock-based compensation	19,365	16,429
Excess tax benefit associated with stock-based compensation	(15,309)	(17,642)
Deferred income taxes	(22,613)	16,055
Unrealized (gain) loss on contingent interest derivative on Subordinated Convertible Debentures	(10,515)	4,437
Other, net	5,169	5,627
Changes in operating assets and liabilities
Accounts receivable	(233)	(2,263)
Income taxes receivable and other assets	26,414	(991)
Accounts payable and accrued liabilities	(869)	30,090
Deferred revenues	34,615	43,802
Net cash provided by operating activities	262,738	297,473
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	2,118,861	1,564,459
Purchases of marketable securities	(2,042,657)	(1,557,724)
Purchases of property and equipment	(18,747)	(37,550)
Other investing activities	74	(3,221)
Net cash provided by (used in) investing activities	57,531	(34,036)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	8,970	9,396
Repurchases of common stock	(446,676)	(478,148)
Repayment of borrowings	—	(100,000)
Proceeds from Senior Notes, net of issuance costs	—	738,731
Excess tax benefit associated with stock-based compensation	15,309	17,642
Net cash (used in) provided by financing activities	(422,397)	187,621
Effect of exchange rate changes on cash and cash equivalents	266	(3,493)
Net (decrease) increase in cash and cash equivalents	(101,862)	447,565
Cash and cash equivalents at beginning of period	339,223	130,736
Cash and cash equivalents at end of period	$237,361	$578,301
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$37,507	$20,495
Cash paid for income taxes, net of refunds received	$34,464	$17,531

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollar amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2014		2013
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$143,121	$100,176	$132,081	$86,890
Adjustments:
Stock-based compensation	9,372	9,372	8,835	8,835
Unrealized gain on contingent interest derivative on the subordinated convertible debentures	—	(5,246)	—	(1,996)
Non-cash interest expense	—	2,547	—	2,230
Tax adjustment	—	(10,875)	—	(4,157)
Non-GAAP	$152,493	$95,974	$140,916	$91,802

Revenues	$250,382		$239,332
Non-GAAP operating margin	60.9%		58.9%
Diluted shares		141,142		158,641
Per diluted share, non-GAAP		$0.68		$0.58

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for a 28 percent tax rate, which differs from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation (in thousands):

	Three Months Ended June 30,
	2014	2013
Cost of revenues	$1,532	$1,575
Sales and marketing	1,820	1,727
Research and development	1,639	1,745
General and administrative	4,381	3,788
Total stock-based compensation expense	$9,372	$8,835

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollar amounts in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,
	2014		2013
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$282,706	$194,599	$265,345	$171,403
Adjustments:
Stock-based compensation	19,365	19,365	16,429	16,429
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures	—	(10,515)	—	4,437
Non-cash interest expense	—	4,991	—	4,144
Tax adjustment	—	(17,509)	—	(10,412)
Non-GAAP	$302,071	$190,931	$281,774	$186,001

Revenues	$499,178		$475,779
Non-GAAP operating margin	60.5%		59.2%
Diluted shares		144,861		159,982
Per diluted share, non-GAAP		$1.32		$1.16

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for a 28 percent tax rate, which differs from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation (in thousands):

	Six Months Ended March 31,
	2014	2013
Cost of revenues	$3,130	$3,115
Sales and marketing	3,668	3,214
Research and development	3,511	3,640
General and administrative	9,056	6,460
Total stock-based compensation expense	$19,365	$16,429

VERISIGN, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Following the offering of the 4.625% senior notes due 2023 (the “Notes”), we disclose our Adjusted EBITDA for the periods shown below. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indenture governing the Notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles GAAP net income to Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended June 30,
	2014	2013
Net Income	$100,176	$86,890
Interest expense	21,490	19,809
Income tax expense	26,449	31,543
Depreciation and amortization	16,107	15,408
Stock-based compensation	9,372	8,835
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures	(5,246)	(1,996)
Unrealized loss (gain) on hedging agreements	(150)	(33)
Adjusted EBITDA	$168,198	$160,456

Four Quarters Ended June 30, 2014
Net Income	$567,646
Interest expense	85,232
Income tax benefit	(92,859)
Depreciation and amortization	62,244
Stock-based compensation	39,585
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	2,849
Unrealized loss on hedging agreements	210
Adjusted EBITDA	$664,907
Verisign’s management believes that presenting Adjusted EBITDA enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. However, Adjusted EBITDA has important limitations as an analytical tool. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.